TSX-V: LEO | OTCQB: LCGMF

 Lion Copper and Gold Corp. Secures US$31M Milestone Funding to Advance
Feasibility Study and Mine Permitting for the Yerington Copper Project

This investment by Nuton accelerates the path toward domestic copper cathode production supporting the domestic critical mineral copper supply chain.

Vancouver, British Columbia - November 24, 2025 - Lion Copper and Gold Corp. ("Lion CG" or the "Company") (CSE: LEO, OTCQB: LCGMF) is pleased to announce that Nuton LLC ("Nuton"), a wholly-owned subsidiary of Rio Tinto, and the Company (the "Parties") have agreed to proceed to Stage 3 under the option to earn-in agreement (the "Agreement") relating to Lion CG's flagship copper assets in the Yerington, Nevada region, and relatedly Nuton has exercised the option to earn-in to the Yerington Copper Project.

Under Stage 3, Nuton will provide up to US$31M to progress a Definitive Feasibility Study (DFS), mine permitting and associated work programs aimed at advancing copper cathode production and supporting the commercial deployment of the Nuton® Technology, Nuton's proprietary bio-heap-leach copper extraction technology, at the Yerington Copper Project.

To date, Nuton has invested approximately US$28 million toward resource definition drilling, baseline environmental studies, completion of a preliminary economic assessment (PEA) in Q1, 2024, and of a Pre-Feasibility Study (PFS) in Q3, 2025.  Collectively, these activities constituted Stages 1 and 2 under the Agreement (see press release dated March 21, 2022).

John Banning, CEO of Lion CG, commented:
"Nuton's decision to advance to Stage 3 marks a pivotal milestone for the Yerington Copper Project's direction and timeline as it moves forward with mine development, permitting and general project derisking and a strong vote of confidence in both our team and the district's potential as a meaningful near-term domestic copper supplier. With two decades of investment and de-risking at Yerington, Lion CG has built a deep understanding of the resource, the community, and the path to responsible development. Nuton's continued commitment reinforces this shared confidence and brings additional technology, expertise, and momentum as we progress permitting, engineering, and the technical work ahead. Together, we are accelerating Yerington toward potential production and advancing a scalable, lower-impact copper solution at a time when domestic refined copper supply has never been more important."

"Nuton's decision to advance the Yerington Copper Project reflects our confidence in its potential as a major copper-producing district. Lion CG's extensive work and commitment have significantly derisked the project and built a strong foundation of resource knowledge, community engagement, and responsible development principles. Together, we aim to meet rising copper demand with innovative, scalable, and low-impact solutions," added Adam Burley, Nuton's Chief Executive Officer.

Next Steps

During Stage 3, the Parties will undertake:

  Work on a Definitive Feasibility Study, incorporating the results of the recent Pre-Feasibility Study and final optimization of mining, metallurgy, hydrology, and engineering studies;
  Submission of final permitting and regulatory applications required under U.S. federal and Nevada state law;
  Detailed engineering design, cost estimation, and development planning, with the objective of positioning the project for efficient and effective commercial production;
  Additional evaluation studies of the Yerington copper district's scaling opportunities.

Lion CG looks forward to providing timely updates regarding key feasibility and permitting milestones, as well as any potential commercial and investment agreements as the project advances through development, permitting, and financing.

About Lion CG

Lion CG is a junior mining company advancing its Yerington, MacArthur and Bear projects in Lyon County, Nevada through an option earn-in agreement with Nuton. The Project is focused on accelerating production from its long-life, low-strip-ratio, brownfield-advantaged Yerington Copper Project utilizing modern processing technologies.

About Nuton

Nuton is an innovative venture that aims to help grow Rio Tinto's copper business. At the core of Nuton is a portfolio of proprietary copper leaching related technologies and capability that offers the potential to economically unlock copper from primary sulfide resources through leaching, achieving market-leading recovery rates and contributing to an increase in copper production at new and ongoing operations.

One of the key differentiators of Nuton is our ambition to produce the world's lowest footprint copper while having at least one Positive Impact at each deployment site across five pillars: water, energy, land, materials and society.

To learn more about Nuton, visit https://nuton.tech/

John Banning
Chief Executive Officer
Lion Copper and Gold Corp.

For more information, please contact:
Email: info@lioncg.com

NEWS RELEASE	2

Forward-Looking Statements

Neither Canadian Stock Exchange (CSE) nor its Regulation Services Provider (as that term is defined in the policies of the CSE Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This news release contains "forward-looking information" and "forward-looking statements" within the meaning of applicable securities laws (collectively, "forward-looking statements"). Forward-looking statements relate to future events or performance and reflect the Company's current expectations or beliefs regarding future events. All statements other than statements of historical fact may be forward-looking statements.  Forward-looking statements in this release include, but are not limited to, statements regarding: the Parties advancing into Stage 3 of the Agreement; the funding of up to US$31 million by Nuton; completion of a Definitive Feasibility Study, permitting, engineering and technical work programs; the potential timing and pathway to commercial copper cathode production; the potential deployment of Nuton™ Technologies at the Yerington Copper Project; the possible creation of an investment vehicle and the respective ownership interests upon completion of Stage 3; the Company's expectations regarding project derisking, strategic milestones, and ongoing collaboration with Nuton; and the Yerington Project's ability to contribute to domestic copper supply and respond to increasing market demand. Forward-looking statements are based on a number of assumptions that, while considered reasonable by the Company at the date of this news release, are inherently subject to significant operational, technical, economic, and competitive uncertainties and contingencies. These assumptions include, but are not limited to: that Nuton will complete funding of Stage 3; that the Feasibility Study and permitting process will be completed on the anticipated schedule; that Nuton™ Technologies will operate as intended at scale; that required regulatory approvals will be obtained; that financing will be available on reasonable terms; and that market conditions for copper will remain favourable. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. These risks include, but are not limited to: risks related to mineral exploration and development, permitting delays, changes in regulatory frameworks, cost escalation, inability to secure financing, technical challenges associated with deployment of new extraction technologies, commodity price fluctuations, community relations, supply chain constraints, and other customary risks in the mining and technology sectors. There can be no assurance that Stage 3 will be completed as contemplated, or at all, or that the Yerington Project will reach commercial production.  Readers are cautioned not to place undue reliance on forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statements except as required by applicable securities laws. Forward-looking statements speak only as of the date of this news release

NEWS RELEASE	3